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                                                                   EXHIBIT 21.1

                   SUBSIDIARIES OF MTI TECHNOLOGY CORPORATION

                                                          JURISDICTION OF
        SUBSIDIARY                                         INCORPORATION
        ----------                                        ---------------
MTI Technology GmbH                                           Germany
MTI Technology Limited                                        Scotland
MTI France SA                                                  France
Microtechnology Scandinavia, AB                                Sweden
MTI Technology Ireland Ltd.                                    Ireland
MTI Technology BV                                              Holland
MTI Technology SA                                            Switzerland
MTI Technology Europe                                          Ireland
National Peripherals, Inc.                                 Illinois, USA
International Micro Technology, Inc.                    U.S. Virgin Islands
SI Computer Systems, Ltd.                                       UK
System Industries (Deutschland) GmbH                           Germany
SI Network Storage Canada, Ltd.                                Canada
System Industries Ireland, Ltd.                                Ireland
System Industries Network Storage B.V.                         Holland
System Industries (Switzerland), S.A.                        Switzerland